SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SUNRISE MINING CORPORATION, did on October 25,2005, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

THE GREAT SEAL OF THE STATE OF NEVADA

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 26, 2005.

Dean Heller

DEAN HELLER
Secretary of State

By

Certification Clerk

ARTICLES OF INCORPORATION

OF

SUNRISE MINING CORPORATION

1. The name of the corporation is Sunrise Mining Corporation.

2. Its registered office in the State of Nevada is located at 6100 Nail Road, Suite 500 Reno, Nevada 89511. The name and address of the registered agent is The Corporation Trust Company of Nevada, 6100 Neil Road, Suite 500, Reno, Nevada 89511.

3. The nature of the business or purposes to be conducted or promoted by the Corporation are:

(a) To engage in mining and related activities;

(b) To engage in any lawful act or activity for which corporations may be organized under the corporate law of the State of Nevada;

(c) To enter into partnerships, joint ventures, or other arrangements for sharing profits or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity and/or to acquire all or part of the stock of any corporation; to pay for the assets or stock in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired; or dispose of the property so purchased; and to conduct any business so acquired;

(d) To purchase, take, own, hold, deal in, broker, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner dispose of real property;

(e) To borrow and lend money and to negotiate loans; to draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, buy, sell, acquire, hold and dispose of shares of stock, bonds, accounts and other securities of any government, person or corporation; and to guarantee obligations of any other person or entity;

(f) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly, with natural persons or any legal entity; and

(g) To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Nevada, without restriction as to place or amount.

The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

In addition, the foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the objects or purposes of the Corporation or the general powers conferred on this Corporation by the laws of the State of Nevada.

4. The total number of shares of stock which the Corporation shall have the authority to issue is Ten Million (10,000,000) shares of Common Stock, $.01 par value.

The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to adjust the capital stock of the Corporation, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers, and to determine such designations, and such powers, preferences, relative, participating of optional, or other special rights and the qualifications, limitations, or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions.

5. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the next meeting of the shareholders and until their successors are duly elected and qualified are as follows:

Name	Mailing Address
Xuguang Sun	Zone A, Shishan Science Industrial Garden Nanhai Area, Foshan City Guangdong Province China 528225
Shaojun Sun	2220 Guest Drive Alhambra, CA 91803

6. The capital stock of the Corporation is nonassessable and has no preemptive rights;

7. The name and mailing address of the incorporator of the corporation is as follows:

Name	Mailing Address
Shaojun Sun	2220 Guest Drive Alhambra, CA 91803

8. The Corporation shall have perpetual existence.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Sunrise Mining Corporation

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

Sunrise Mining Corporation
Name
6170 W LAKE MEAD BLVD — LAS VEGAS, NEVADA 89108
Street Address — City — Zip Code

Optional Mailing Address — City — State — Zip Code

3. Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 30,000,000 — Par value: $.01 — Number of shares without par value: ______

4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)

1. Xuguang Sun
Name
Zone A, Shishan Science Industrial Garden, Nanhai — Foshan City — China — 528225
Street Address — City — State — Zip Code

2. Shaojun Sun
Name
2220 Guest Drive — Alhambra — CA — 91803
Street Address — City — State — Zip Code

3. ______
Name
Street Address — City — State — Zip Code

5. Purpose: (optional-see instructions)

The purpose of this Corporation shall be:
To engage in mining and related activities

6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)

Shaojun Sun — Signature: [signature]
Name
2220 Guest Drive — Alhambra — CA — 91803
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

The Corporation Trust Company of Nevada
By:
Authorized Signature of R.A. or On Behalf of R.A. Company — October 21, 2001
Date

This form must be accompanied by appropriate fees. See attached fee schedule.

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